EXHIBIT 99.2


LASERSIGHT INCORPORATED                                      NASDAQ SYMBOL: LASE

NEWS RELEASE                                                   February 15, 2002


Bill Kern                                        3300 University Blvd, Suite 140
Sr. Vice President - Corporate Development            Winter Park, Florida 32792
407.678.9900 extension 163                                Facsimile 407.678.9981
bkern@lasetech.com                                                  www.lase.com


                  LASERSIGHT RECEIVES NOTIFICATION FROM NASDAQ

Winter Park, FL. (February 15, 2002) - LaserSight Incorporated announced today that it has been advised by The Nasdaq Stock Market, Inc. (Nasdaq), that because the Company's common stock has closed below the minimum $1.00 per share requirement for continued listing for a period of 30 consecutive trading days, in accordance with Nasdaq Market Place Rules the Company will be provided until May 15, 2002, to regain compliance. If at any time before May 15, 2002, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company has regained compliance with its rules. If compliance cannot be demonstrated by May 15, 2002, Nasdaq will provide the Company with written notification that it is no longer in compliance with Nasdaq requirements for inclusion in the Nasdaq National Market. At that time, the Company may appeal the Nasdaq staff's determination to a Listing Qualifications Panel, or if the Company meets the requirements for inclusion in the Nasdaq SmallCap Market and applies for transfer to that Market before May 15, 2002, Nasdaq proceedings will be delayed pending review of the transfer application. If the transfer application is approved, the Company will have the SmallCap Market's grace period until August 13, 2002, and if it meets certain listing criteria may be eligible for an additional 180 day grace period. In addition, if by February 10, 2003 the Company's bid price meets the $1 per share requirement for 30 consecutive trading days and the Company meets other requirements, it may be eligible for transfer back to the Nasdaq National Market.


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LaserSight is a leading supplier of quality technology solutions for laser vision correction and has pioneered its patented precision microspot scanning technology since it was introduced in 1992. Its products include the LaserScan LSX(R) precision microspot scanning system, its international research and development activities related to the Astra family of products used to perform custom ablation procedures known as CustomEyes and its MicroShape(TM) family of keratome products. The Astra family of products includes the AstraMax(TM) diagnostic work station designed to provide precise diagnostic measurements of the eye and CustomEyes CIPTA and AstraPro(TM) software, surgical planning tools that utilize advanced levels of diagnostic measurements for the planning of custom ablation treatments. In the United States, the Company's LaserScan LSX excimer laser system operating at 200 Hz is approved for the LASIK treatment of myopia and myopic astigmatism. The MicroShape family of keratome products includes the UltraShaper(TM) durable keratome and UltraEdge(R) keratome blades.

This press release contains forward-looking statements regarding future events and future performance of the Company, all of which involve risks and uncertainties that could materially affect actual results. Such statements are based on Management's current expectations and actual results could differ materially. Investors should refer to documents that the Company files from time-to-time with the Securities and Exchange Commission for a description of certain factors that could cause the actual results to vary from current expectations and the forward looking statements contained in this press release. Such filings include, without limitation, the Company's Form 10-K, Form 10-Q and Form 8-K reports

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